UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2011

AIR METHODS CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-16079	84-0915893
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

7301 South Peoria, Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 792-7400

Not Applicable
(Former name or former address, if changed since last report)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 11, 2011, Air Methods Corporation (the “Company”) received a letter from the Listing Qualifications Staff of the Nasdaq Stock Market (the “Staff”) stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1).  The Company anticipated receiving such letter because, as previously disclosed, the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) for the quarter ended September 30, 2011, which was filed on November 9, 2011 with the Securities and Exchange Commission (the “SEC”) had not been reviewed by an independent public accountant in accordance with Statement of Auditing Standards No. 100, Interim Financial Information (“SAS 100”), thereby causing the Form 10-Q to be untimely filed with the SEC.

Under Nasdaq rules, the Company now has 60 calendar days to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rules. If Nasdaq accepts the Company’s plan, then Nasdaq can grant up to 180 calendar days to the Company to regain compliance. The Company expects to regain compliance with the Nasdaq Listing Rules prior to the date on which it would need to submit a plan to regain compliance with the Nasdaq Listing Rules.

As previously disclosed, the Company is awaiting a response from the SEC regarding the appropriate GAAP interpretation of ASC 840-10-25-14, which may impact the Company’s presentation for aircraft leases.  At this time, the Company is continuing to quantify the impact of a potential change in presentation of its aircraft leases, as well as correspond with the SEC.  Based on conversations with the SEC to date, the Company expects to hear from the SEC on or before December 1, 2011, but there are no guarantees that the SEC will issue any guidance on the issue by such date, or at any time.

A copy of the press release announcing receipt of the Staff letter is attached as Exhibit 99.1 hereto and incorporated by reference to this Item 3.01.

Certain statements contained in this Form 8-K are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, include, without limitation, the timing for the Company to regain compliance with the Nasdaq listing rules, statements regarding the timing and anticipated response of the SEC as to the lease accounting issue referenced herein, and the impact of such lease accounting issue on the Company’s financial statements.  Actual results could differ materially from those currently anticipated due to a number of factors, including, but not limited to, review of the Company’s financial statements by an independent registered public accounting firm; the possibility of a restatement or revision of the Company’s financial statements, the Company’s ability to regain compliance with Nasdaq listing rules and other matters set forth in the Company’s filings with the SEC. The Company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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ITEM 9.01    Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated November 16, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR METHODS CORPORATION

Date: November 17, 2011	By:	/s/ Sharon J. Keck
Sharon J. Keck,
Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 16, 2011.